                                                          EXHIBIT 4.2
                                                          -----------

                        [FORM OF FACE OF DEBT SECURITY]


No.                                                             $____________

                             CARDINAL HEALTH, INC.

                                 % [Note]* Due


   CARDINAL HEALTH, INC., an Ohio corporation (the "Issuer"), for value received, hereby promises to pay to _______________________ or registered assigns, at the office or agency of the Issuer in Indianapolis, Indiana, the principal sum of _______________ Dollars on __________________, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, semiannually on ______________ and ________________ of each year, commencing ______________________, on said principal sum at said office or agency, in like coin or currency, at the rate per annum specified in the title of this Note, from the _________________ or the ____________________, as the case may be, next preceding the date of this Note to which interest has been paid, unless the date hereof is a date to which interest has been paid, in which case from the date of this Note, or unless no interest has been paid on these Notes, in which case from ___________________, until payment of said principal sum has been made or duly provided for; PROVIDED, that payment of interest may be made at the option of the Issuer by check mailed to the address of the person entitled thereto as such address shall appear on the Security register. Notwithstanding the foregoing, if the date hereof is after the ____ day of _________________ or _________________, as the case may be, and before the following ___________________ or ________________, this Note shall bear interest from such ________________ or __________________; PROVIDED, that if the Issuer shall default in the payment of interest due on such _______________ or _________________, then this Note shall bear interest from the next preceding ___________________ or _______________, to which interest has been paid or, if no interest has been paid on these Notes, from __________________. The interest so payable on any _________________ or ____________ will, subject to certain exceptions provided in the Indenture referred to on the reverse hereof, be paid to the person in whose name this Note is registered at the close of business on the __________________ or _______________, as the case may be, next preceding such ________________ or ____________________.





__________________________________

*  Insert title of Debt Security.

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   Reference is made to the further provisions of this Note set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

   This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture referred to on the reverse hereof.

   IN WITNESS WHEREOF, CARDINAL HEALTH, INC. has caused this instrument to be signed by facsimile by its duly authorized officers and has caused a facsimile of its corporate seal to be affixed hereunto or imprinted hereon.

Dated:

                                  CARDINAL HEALTH, INC.



                                  By_________________________________


                                  By_________________________________


              [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]


   This is one of the Securities of the series designated herein and referred to in the within-mentioned Indenture.

                                  BANK ONE, INDIANAPOLIS, NA,
                                    as Trustee



                                  By_________________________________
                                    Authorized Officer

                          [FORM OF REVERSE OF NOTE]

                            CARDINAL HEALTH, INC.

                                  % Note Due


   This Note is one of a duly authorized issue of debentures, notes, bonds or other evidences of indebtedness of the Issuer (hereinafter called the "Securities") of the series hereinafter specified, all issued or to be issued under and pursuant to an indenture dated as of May 1, 1993 (herein called


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the "Indenture"), duly executed and delivered by the Issuer to BANK ONE,
INDIANAPOLIS, NA, as Trustee (herein called the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Issuer and the Holders of the Securities. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions (if any), may be subject to different sinking, purchase or analogous funds (if any), and may otherwise vary as in the Indenture provided. This Note is one of a series designated as the ______% Notes Due ______________ of the Issuer, limited in aggregate principal amount to $_____________.

   In case an Event of Default with respect to the ______% Notes Due _______________, as defined in the Indenture, shall have occurred and be continuing, the principal hereof may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

   The Indenture contains provisions permitting the Issuer and the Trustee, with the consent of the Holders of not less than 66 2/3% in aggregate principal amount of the Securities at the time Outstanding (as defined in the Indenture) of all series to be affected (voting as one class), evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of the Securities of each such series; PROVIDED, HOWEVER, that no such supplemental indenture shall (i) extend the final maturity of any Security, or reduce the principal amount thereof or any premium thereon, or reduce the rate or extend the time of payment of any interest thereon, or reduce or impair or affect the rights of any Holder to institute suit for the payment thereof or any right of repayment at the option of the Holder, without the consent of the Holder of each Security so affected, or (ii) reduce the aforesaid percentage of Securities, the Holders of which are required to consent to any such supplemental indenture, without the consent of the Holder of each Security affected. It is also provided in the Indenture that, with respect to certain defaults or Events of Default regarding the Securities of any series, prior to any declaration accelerating the maturity of such Securities, the Holders of a majority in aggregate principal amount Outstanding of the Securities of such series (or, in the case of certain defaults or Events of Default, all or certain series of the Securities) may on behalf of the Holders of all the Securities of such series (or all or certain series of the Securities, as the case may be) waive any such past default or Event of Default and its consequences. The preceding sentence shall not, however,





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apply to a default in the payment of the principal of or premium, if any, or interest on any of the Securities. Any such consent or waiver by the Holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Note and any Notes which may be issued in exchange or substitution herefor, irrespective of whether or not any notation thereof is made upon this Note or such other Notes.

   No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and any premium and interest on this
Note in the manner, at the respective times, at the rate and in the coin or currency herein prescribed.

   The Notes are issuable in registered form without coupons in denominations of $1,000 and any multiple of $1,000 at the office or agency of the Issuer referred to on the face hereof and in the manner and subject to the limitations provided in the Indenture, but without the payment of any service charge, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations.

   [The Notes may be redeemed at the option of the Issuer as a whole, or from time to time in part, on any date after ________________ and prior to maturity, upon mailing a notice of such redemption not less than 30 nor more than 60 days prior to the date fixed for redemption to the Holders of Notes at their last registered addresses, all as further provided in the Indenture, at the following redemption prices (expressed in percentages of the principal amount) together in each case with accrued interest to the date fixed for redemption:

   If redeemed during the twelve-month period beginning _______________________,

           Year         Percentage        Year          Percentage
           ----         ----------        ----          ----------



[PROVIDED, HOWEVER, that no such optional redemption may be effected prior to _______________ directly or indirectly from or in anticipation of moneys borrowed by or for the account of the Issuer at an interest cost (calculated in accordance with generally accepted financial practice) of less than _____% per annum.]

   [The Notes are also subject to redemption, through the operations of the sinking fund as herein provided on ____________ and on each ____________ thereafter to and including ____________ on notice as set forth above and at 100% of the principal amount





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thereof (the sinking fund redemption price), together with accrued interest to the date fixed for redemption.

   As and for a sinking fund for the retirement of the Notes and so long as any of the Notes remain outstanding and unpaid, the Issuer will pay to the Trustee in cash (subject to the right to deliver certain Notes in credit therefor as in the Indenture provided), on or before _______________ and on or before ______________ in each year thereafter to and including an amount sufficient to redeem $______________ principal amount of the Notes (or such lesser amount equal to the principal amount then Outstanding) at the sinking fund redemption price.

   At its option the Issuer may pay into the sinking fund for the retirement of Notes, in cash except as provided in the Indenture, on or before _____________ and on or before __________ in each year thereafter to and including _____________, an amount sufficient to redeem an additional principal amount of Notes up to but not to exceed $____________ at the sinking fund redemption price. To the extent that the right to such optional sinking fund payment is not exercised in any year, it shall not be cumulative or carried forward to any subsequent year.]

   Upon due presentment for registration of transfer of this Note at the above-mentioned office or agency of the Issuer, a new Note or Notes of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange therefor, subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith.

   The Issuer, the Trustee and any authorized agent of the Issuer or the Trustee may deem and treat the registered Holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon) for the purpose of receiving payment of, or on account of, the principal hereof and premium, if any, and subject to the provisions on the face hereof, interest hereon, and for all other purposes, and neither the Issuer nor the Trustee nor any authorized agent of the Issuer or the Trustee shall be affected by any notice to the contrary.

   No recourse under or upon any obligation, covenant or agreement of the Issuer in the Indenture or any indenture supplemental thereto or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, as such or against any past, present or future stockholder, officer or director, as such, of the Issuer or of any successor, either directly or through the Issuer or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being





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expressly waived and released by the acceptance hereof and as part of the consideration for the issue hereof.

   Terms used herein which are defined in the Indenture shall have the respective meanings assigned thereto in the Indenture.





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